STONEFIELD
JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Duska Therapeutics, Inc.

We consent to the use of our Independent Registered Public Accounting Firm Report dated March 14, 2008, covering the consolidated financial statements of Duska Therapeutics, Inc. for the years ended December 31, 2007 and 2006, and for the period from inception on February 9, 1996 to December 31, 2007, to be included in this Registration Statement on Form S-1/A to be filed with the Commission on or about June 13, 2008.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Stonefield Josephson, Inc.
Los Angeles, California
June 13, 2008

WWW.SJACCOUNTING.COM

Los Angeles
2049 Century Park East
Suite 400
Los Angeles, California 90067
TEL: 310.453.9400
FAX: 310.453.1187

Orange County
4 Park Plaza
Suite 900
Irvine, California 92614
TEL: 949.653.9400
FAX: 949.833.3582

San Francisco
101 Montgomery Street
Suite 1900
San Francisco, California 94104
TEL: 415.981.9400
FAX: 415.391.2310

East Bay
1333 N. California Boulevard
Suite 470
Walnut Creek, California 94596
TEL: 925.938.9400
FAX: 925.930.0107